UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 31, 2013

AI DOCUMENT SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-143602	333-143602
Commission File Number	IRS Employer Identification No.

355 Brogdon Road, Suite 206, Suwanee, Georgia	30024
(Address of Principal Executive Offices)	Zip Code

678-879-5595
(Registrant’s Telephone Number, Including Area Code)

25 Robert Pitt Drive, Monsey, NY 10952
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the business of AI Document Services, Inc.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acquisition Agreement

We entered into an Acquisition Agreement (the “Acquisition Agreement”) with Creative Edge Nutrition, Inc. (“Creative”) under which we acquired all the Assets and assumed all the Liabilities of Innovative Distribution which currently function as business segments of Creative in exchange for 30,000,000 newly-issued shares of our common stock. Innovative Distribution, will function from a facility in Suwanee GA.

Spinoff Agreement

We entered into a Spinoff Agreement with Mark Cohen, who was one of our officers and directors, as well as our largest shareholder, under which we agreed to sell all of our assets relating to our business of preparing and modifying pension plans in exchange for all of the liabilities specifically associated with that business and the return by Mr. Cohen of 3,000,000 shares of our common stock.  As a result of the Spinoff Agreement we ceased to be a company engaged in preparing and modifying pension plans.  The Spinoff Agreement was approved by a majority of our shareholders and a majority of our non-interested shareholders.

Accounting Treatment

The acquisition will be accounted for using the acquisition method under ASC Topic 805, Business Combinations. Under the acquisition method, the purchase price will be allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with the remainder, if any, allocated to goodwill. None of the goodwill recorded will be deductible for income tax purposes.

The operations of  business of preparing and modifying pension plans will be treated as a Discontinued Operation.

Item 5.01 Changes in Control of Registrant

Following the execution of the Share Exchange Agreement and the Spinoff Agreement, Creative and management of Chesapeake Nutraceuticals now are controlling shareholders of AI.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company’s three former officers and directors, Mark Cohen, Richard C. Cohen and Elizabeth A. Cohen, resigned from all officer and director positions with the Company effective as of the closing of the Spinoff Agreement.  None of the resignations was a result of any disagreement with the Company on any matter relating to its operations, policies (including accounting or financial policies) or practices.

Immediately following the closing of the acquisition, our board of directors and executive team were reconstituted to consist of:

•

Leonard K. Armenta, Jr., 36, is Chairman and Chief Executive Officer President and a Director. He was an officer with Creative in 2013. For the five years prior to 2013, he served as the Vice President of Business Development for Inner Armour. He will devote approximately 50% of his time to our business.

•

Paul Freet, 48, is a Director and Chief Technical Officer.Since 2008, Mr. Freet has been a Principal of VentureLab associated with Georgia Institute of Technology. Since 1996 he has founded or co-founded TruSOLUTIONS, Racemi, Salestrakr, and Aptidata Corporation. Mr. Freet holds a BS from Georgia Institute of Technology. He will devote approximately 50% of his time to our business.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AI Document Sevices, Inc.

(Registrant)

Date: January 3, 2014

By: /s/ Leonard K. Armenta, Jr.

Leonard K. Armenta, Jr., Chairman and President